UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2014

CECO Environmental Corp.

(Exact Name of registrant as specified in its charter)

Delaware	000-7099	13-2566064
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4625 Red Bank Road Cincinnati, OH		45227
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 458-2600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 18, 2014, CECO Environmental Corp. (the “Company”) entered into Amendment No. 2 (“Amendment 2”) with the Administrative Agent, the Lenders, the L/C Issuers and the Subsidiary Guarantors under its Credit Agreement, dated as of August 27, 2013 (the “Credit Agreement”), to amend the Credit Agreement.

Pursuant to Amendment 2, (i) certain lenders provided an additional term loan under the Credit Agreement in an aggregate principal amount of $35,000,000 and certain lenders increased their revolving credit commitments in an aggregate principal amount of up to $15,000,000, and (ii) the Credit Agreement was amended to, among other things, (a) modify the calculation of Consolidated EBITDA to include certain pro forma adjustments related to certain acquisitions and other transactions, (b) modify the Consolidated Leverage Ratio covenant and (c) permit additional investments in foreign subsidiaries and additional indebtedness by foreign subsidiaries. The proceeds from the additional term loan were used primarily to finance the acquisition of Emtrol LLC and related expenses.

The Administrative Agent, the Lenders and the L/C Issuers have in the past provided, and may in the future provide, investment banking, cash management, underwriting, lending, commercial banking, trust, leasing, foreign exchange and other advisory services to, or engage in transactions with, the Company, its subsidiaries or affiliates. These parties have received, and may in the future receive, customary compensation from the Company or its subsidiaries or affiliates for such services.

The description set forth herein of the terms and conditions of Amendment 2 is qualified in its entirety by reference to the full text of Amendment 2, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Amendment No. 2, dated as of November 18, 2014, to the Credit Agreement, dated as of August 27, 2013, by and among the Company and certain subsidiaries of the Company named therein, Bank of America, N.A., Fifth Third Bank, JPMorgan Chase Bank, N.A., RBS Citizens, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2014	CECO Environmental Corp.

	By:	/s/ Edward J. Prajzner
Edward J. Prajzner
Chief Financial Officer and Secretary

Exhibit Index

Exhibit Number	Description

10.1	Amendment No. 2, dated as of November 18, 2014, to the Credit Agreement, dated as of August 27, 2013, by and among the Company and certain subsidiaries of the Company named therein, Bank of America, N.A., Fifth Third Bank, JPMorgan Chase Bank, N.A., RBS Citizens, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.